EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 11, 2016 relating to the audited financial statements for the year ending December 31, 2015 of Worlds, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ L&L CPAS, PA

L&L CPAS, PA

August 22, 2016